Exhibit A

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                      FORTRESS PINNACLE INVESTMENT FUND LLC


         This LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of Fortress Pinnacle Investment Fund LLC, a Delaware limited liability company (the "Company"), is made as of the 10th day of October, 2002, by and among the members set forth on the signature pages hereto and any other persons whose names and addresses are listed from time to time as members on Schedule A hereto, as members (each, a "Member" and collectively, the "Members") and has been executed for the purpose of providing for the operation of the Company pursuant to the provisions of the Delaware Limited Liability Company Act.

         Accordingly, in consideration of the mutual covenants contained herein, the Members agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  As used herein, the following terms shall have the following meanings and all such terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time except as otherwise specifically provided herein:

         "Act" means the Delaware Limited Liability Company Act, as at any time now existing or in the future.

         "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Period, after giving effect to the following adjustments:

                           (i) Credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5); and

                           (ii) Debit to such Capital Account the items
         described in Treasury Regulations Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6).
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         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Advisory Member" shall initially mean FIG Advisors LLC and thereafter shall mean any Investment Advisor admitted as a Member pursuant to Section 6.3.

         "Agreement" means this Limited Liability Company Agreement as originally executed and as amended, modified, supplemented or restated from time to time.

         "Applicable Rate" shall mean a rate per annum equal, at the time of determination, to the sum of (i) the highest "prime rate" then published in the "Money Rates" section of The Wall Street Journal or in such successor publication as shall be acceptable to the Board of Managers, and (ii) two percent (2%).

         "Appropriate Officer" means an officer of the Company appointed in accordance with Section 4.6(d), who has not resigned, been removed, or become Incapacitated.

         "Board of Managers" shall mean those natural persons who at any given time are serving as Managers of the Company in accordance with this Agreement.

         "Capital Accounts" shall have the meaning specified in Section 7.2.

         "Capital Commitment" shall mean, for any Member, the amount set forth opposite his, her or its name on Schedule A hereto, as amended from time to time
(i) to take account of additional Capital Contributions made by Members, and
(ii) as otherwise provided in this Agreement; provided that Schedule A shall not be amended with respect to any Member without the consent of such Member.

         "Capital Contribution" shall mean with respect to any Member, the amount contributed by such Member to the capital of the Company pursuant to this Agreement.

         "Capital Demand Date" shall have the meaning specified in Section
7.1(b).

         "Capital Demand Notice" shall have the meaning specified in Section 7.1(b).

         "Capital Investment" shall mean, with respect to any Member, the Capital Contribution of such Member net of the return to such Member, by the Company of any portion thereof.

         "Certificate of Designation" shall mean the certificate of designations setting forth the relative rights, powers, preferences, duties, liabilities and obligations of the Preferred Interests attached hereto as Appendix B and incorporated into and made a part of this Agreement.

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


         "Closing Date" shall have the meaning specified in Section 7.1(a).

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision of succeeding law).

         "Company" means Fortress Pinnacle Investment Fund LLC, a Delaware limited liability company .

         "Company Expenses" means any expenses incurred by the Company during a Fiscal Period including, but not limited to, fees and expenses of the Board of Managers; fees of the Investment Adviser; expenses of registering the Shares and Preferred Interests for sale under state securities laws and other expenses in connection with the offering of the Shares and the Preferred Interests; interest; taxes; fees and expenses of the Company's legal counsel and independent accountants; fees and expenses of the Company's administrator, transfer agent and custodian; expenses of printing and mailing Share and Preferred Interest certificates (if any), reports to Members, notices to Members, proxy statements; reports to regulatory bodies; brokerage and other expenses in connection with the execution, recording and settlement of portfolio security transactions; expenses in connection with the acquisition and disposition of portfolio securities or the registration of privately issued portfolio securities; costs of third party evaluations or appraisals of the Company (or its assets) or its investments; expenses of membership in investment company and other trade associations; expenses of fidelity bonding and other insurance premiums; expenses of Members' meetings; indemnification costs and expenses; and all of the Company's other business and operating expenses.

         "Defaulting Member" shall have the meaning specified in Section 7.5(a).

         "Disinterested Manager" shall mean any member of the Board of Managers that is not an "interested person" of the Company as such term is defined in the Investment Company Act.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Failed Capital Commitment" shall have the meaning specified in Section 7.5(b).

         "Fair Market Value" shall mean the fair market value of the Company's assets as determined by the Company's Valuation Policies.

         "Fiscal Period" means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

         (i) December 31 of such period; and

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


         (ii) any other day as determined in the sole and absolute discretion of the Board of Managers.

         "Fiscal Year" means the period commencing on the Closing Date and ending on the first December 31st following the Closing Date, and thereafter each period commencing on January 1st of each year and ending on December 31st of each year (or on the date of a final distribution pursuant to Section 13.2), unless the Board of Managers shall designate another fiscal year for the Company.

         "FPA" shall mean Fortress Pinnacle Acquisition LLC.

         "40 Act Majority of Members" means the lesser of (a) the holders of 67% or more of the outstanding Shares and Preferred Interests present at a meeting of Members and entitled to vote at which the holders of more than 50% of the outstanding Shares and Preferred Interests entitled to vote are present in person or by proxy or (b) more than 50% of the outstanding Shares and Preferred Interests entitled to vote.

         "Indemnified Liabilities" shall have the meaning specified in Section 11.2(a).

         "Indemnified Person" shall have the meaning specified in Section
11.2(a).

         "Incapacity" shall mean as to any Person, the entry of an order for relief in a bankruptcy proceeding ("bankruptcy"), entry of an order of incompetence or insanity or the death, dissolution or termination (other than by merger or consolidation), as the case may be, of such Person.

         "Interest" shall mean a Member's rights and interest in the Company.

         "Interested Manager" shall mean any member of the Board of Managers that is an "interested person" of the Company as such term is defined in the Investment Company Act, as the same may be amended from time to time.

         "Investment Advisor" means initially FIG Advisors LLC and shall include any person appointed by the Board of Managers pursuant to Section 6.1 that is responsible for identifying, evaluating, structuring, monitoring and disposing of the Company's investments and providing such other services for the Company.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

         "Investment Proceeds" shall have the meaning specified in Section 8.2.

         "Majority in Interest of the Members" means Members who in the aggregate own more than 50% of the outstanding Shares and Preferred Interests entitled to vote on a matter.

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         "Manager" shall mean a member of the Board of Managers of the Company.

         "Member" means any Person admitted to the Company as a member of the Company pursuant to the provisions of this Agreement and named as a member of the Company in the books and records of the Company, including any Person admitted as a Substituted Member, in such Person's capacity as a member of the Company. "Members" means two or more Persons acting in their capacity as members of the Company.

         "NAV" shall have the meaning specified in Section 7.8.

         "Net Loss" shall mean the net loss of the Company with respect to a Fiscal Period, as determined for federal income tax purposes, provided that such loss shall be decreased by the amount of all income during such period that is exempt from federal income tax and increased by the amount of all expenditures made by the Company during such period that are not deductible for federal income tax purposes and that do not constitute capital expenditures.

         "Net Profit" shall mean the net income of the Company with respect to a Fiscal Period, as determined for federal income tax purposes, provided that such income shall be increased by the amount of all income during such period that is exempt from federal income tax and decreased by the amount of all expenditures made by the Company during such period that are not deductible for federal income tax purposes and that do not constitute capital expenditures.

         "Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

         "Nonrecourse Liability" shall have the meaning set forth in Treasury Regulations Section 1.752-l(a)(2).

         "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).

         "Partnership Minimum Gain" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(2).

         "Pass-Through Member" shall have the meaning set forth in Section 10.5.

         "Permitted Transfer" shall have the meaning specified in Section
9.2(a).

         "Person" means any natural person, individual, corporation, partnership, trust, estate, limited liability company, custodian, unincorporated organization or association or any other entity.

         "Portfolio Company" shall mean FPA.

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         "Portfolio Investments" means investments in FPA and Short-Term
Investments.

         "Preferred Interest" shall mean a preferred limited liability company equity interest in the Company with the relative rights, powers, preferences, duties, liabilities and obligations set forth in the Certificate of Designations and an aggregate liquidation preference not to exceed US$120,000. After the issuance of Shares, holders of Preferred Interests will have one vote per Preferred Interest on any matter on which Preferred Interests are entitled to vote.

         "Preferred Member" shall mean any Member that holds a Preferred
Interest.

         "Qualified Income Offset" shall have the meaning set forth in Treasury Regulations Section 1.704-1(b)(2).

         "Real Estate-Related Assets" shall mean any of the following, whether denominated in dollars or in another currency, whether located in the United States or a foreign jurisdiction and howsoever interests therein may be acquired: (a) mortgage loans and non-mortgage receivables; (b) securities secured by or evidencing interests in assets described in clause (a); (c) fee or leasehold interests in real properties, whether improved or unimproved, whether commercial, residential or multifamily; (d) debt interests (whether secured or unsecured, recourse or non- recourse, senior or subordinated, convertible or otherwise), equity interests (whether preferred or common) and derivative interests in entities (whether in the form of partnerships, limited liability companies, trusts, corporations or otherwise) the assets of which consist primarily of assets described in clauses (a), (b) or (c) hereof, or in entities that otherwise have substantial assets of the type described in clauses (a), (b) or (c) hereof or in entities that provide services to or management in connection with any other asset included in this definition; (e) options, including without limitation, rights of first refusal, rights of first offer, and puts or calls with respect to in any of the foregoing; and (f) hedges relating to any of the foregoing.

         "Regulatory Allocations" shall have the meaning set forth in Section 7.3(e).

         "Share" means a limited liability company equity interest in the Company (other than the interests of the Advisory Member and the interests of holders of Preferred Interests) and includes fractions of Shares as well as whole Shares. Shares shall have an initial NAV of $500 per Share.

         "Short-Term Investments" means United States government and agency obligations with maturities of not more than one (1) year and one (1) day from the date of acquisition, commercial paper with maturities of not more than six
(6) months and one (1) day from the date of acquisition and having a rating assigned to such commercial paper by Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P") or Moody's Investor Service, Inc. ("Moody's") (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized statistical rating organization in the United States of America) equal to one of the two highest commercial paper ratings assigned by such organization, it being understood that as of the date hereof such ratings by S&P are "P1" and "P2" and such ratings by

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Moody's are "Al" and "A2," and interest bearing deposits in dollars in United
States banks with an unrestricted surplus of at least two hundred fifty million dollars ($250,000,000), maturing within one (1) year.

         "Subscription Agreement" means a contract for the purchase of Shares or Preferred Interests.

         "Substituted Member" means any Person admitted to the Company as a Member pursuant to the provisions of Section 9.5 and shown as a Member in the books and records of the Company.

         "Supermajority of Members" means Members who in the aggregate own more than 67% of the outstanding Shares and Preferred Interests entitled to vote on a matter.

         "Tax Matters Member" shall have the meaning set forth in Section 10.5.

         "Transfer" shall have the meaning specified in Section 9.2(a).

         "Treasury Regulations" shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding income tax regulations).

         "Unpaid Capital Obligation" shall mean an amount equal to the Capital Commitment of a Member that has not at the time been contributed to the Company.

         "Valuation Policies" shall mean the valuation policies adopted by the Board of Managers at the Company's organizational meeting, as amended from time to time.


                                   ARTICLE II

                               GENERAL PROVISIONS

                  2.1 Formation. Fortress Pinnacle Investment Fund LLC has been formed as a limited liability company under the laws of the State of Delaware by the filing of the Certificate of Formation on the 24th day of July, 2002 pursuant to the Act. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

                  2.2 Name. The name of the Company is "Fortress Pinnacle Investment Fund LLC". The name of the Company may be changed from time to time by the Board of Managers, except that the name of the Company shall not be changed to include the name of any Member without that Member's prior written consent.

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


                  2.3 Organizational Certificates and other Filings. If requested by the Managers, the Members shall promptly execute all certificates and other documents, and any amendments or renewals of such certificates and other documents as thereafter reasonably required, consistent with the terms of this Agreement, necessary for the Board of Managers to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation, continuation and operation of the Company as a limited liability company under the laws of the State of Delaware, (b) if the Board of Managers deems it advisable, the operation of the Company as a limited liability company, in all jurisdictions where the Company proposes to operate and (c) all other filings required under any applicable law, rule or regulation to be made by the Company. Each Member hereby grants to the Board of Managers a power of attorney, in the event such Member fails to comply with the foregoing provisions of this Section 2.3, to execute all such certificates and other documents, and amendments or renewals of such certificates and other documents provided for in this Section 2.3, in the name and on behalf of such Member as the Board of Managers deems appropriate, the foregoing power of attorney being irrevocable and coupled with an interest. Additionally, Randal A. Nardone, of the Investment Advisor and Michael Hoffman of the New York, New York office and Mary Keogh and Deborah Reusch of the Wilmington, Delaware office of Skadden, Arps, Slate, Meagher & Flom LLP are authorized to execute and file the Certificate on behalf of the Company, and, at the request of the Board of Managers, to publish any certificates contemplated in this Section 2.3 for so long as such persons are employed by the identified firms and are acting on behalf of the Company.

                  2.4 Investment Objective. The Company has been organized for the purpose of seeking capital appreciation and income by (i) acquiring, owning, holding and selling or otherwise transferring limited liability company interests in FPA; (ii) making Short-Term Investments; and (iii) engaging in all activities and transactions as the Board of Managers may deem reasonably necessary, advisable or incidental in connection therewith.

                  2.5 Principal Place of Business. The Company shall maintain its office and principal place of business at, and its business shall be conducted from, 1251 Avenue of the Americas, 16th Floor, New York, New York 10020, or such place or places inside the United States as the Board of Managers may determine.

                  2.6 Registered Office and Registered Agent. The address of the Company's registered office and registered agent for service of process in the State of Delaware is The Corporation Trust Company, The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The address of the Company's registered office and registered agent for service of process in the State of Delaware of the Company may be changed from time to time by the Board of Managers.

                  2.7 Term. Unless terminated earlier in accordance with the Act, the Company shall terminate on the earlier to occur of (1) the first anniversary of the termination of FPA

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(provided that for purposes of this Section 2.7, the merger, amalgamation, sale of substantially all of the assets of or other combination of Pinnacle Holdings Inc. with or in to FPA or any of its affiliates shall not be deemed to be a termination of FPA), or (2) a determination to terminate the Company by a vote of the holders of 75% of the then outstanding Shares and 75% of the then outstanding Preferred Interests.

                  2.8 Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member or Manager, individually, shall have title to or any interest in such property.

                  2.9 No State Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture and that no Member or Manager be a partner or joint venturer of any other Member or Manager for any purposes other than applicable tax laws. This Agreement may not be construed to suggest otherwise. Notwithstanding the foregoing, the Members intend that the Company shall be treated as a partnership for tax purposes.

                  2.10 No Liability of Members. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.


                                   ARTICLE III

                    MEMBERS; CAPITAL STRUCTURE; AND MEETINGS

                  3.1 Members. The name, address and Capital Commitment of each initial Member is as set forth on Schedule A hereto. From time to time, the books and records of the Company shall, and Schedule A hereto shall, be amended to reflect the name, address and Capital Commitment of each Member (including, as permitted by this Agreement, adding the name, address and Capital Contribution of each additional Member who is admitted or becomes a Substituted Member pursuant to the transfer of Interests and deleting the name, address and Capital Commitment of Persons ceasing to be Members). The Members shall have the management and voting rights set forth in this Agreement and provided under the Act and the Investment Company Act and shall have all rights to any allocations and to any distributions as may be authorized and set forth under this Agreement and under the Act.

                  3.2      Capital Structure.

                  (a) Subject to the terms of this Agreement, the Company is authorized to issue limited liability company interests in the Company designated as "Shares," which shall constitute an unlimited number of limited liability company interests under the Act. The relative rights,

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powers, preferences, duties, liabilities and obligations of holders of the
Shares shall be as set forth herein. Other than as set forth in this Agreement, each Share shall be identical in all respects with each other Share. Subject to the terms of this Agreement, the Company is authorized to issue limited liability company interests in the Company designated as "Preferred Interests" with an aggregate liquidation preference not to exceed $120,000, which shall have the relative rights, powers, preferences, duties, liabilities and obligations set forth in the Certificate of Designation. The capital structure of the Company shall consist of just the Shares, the Advisory Member's interest pursuant to Section 7.3 herein and the Preferred Interests.

                  (b) The Company is authorized to issue Shares to any Person at NAV in exchange for cash capital contributions.

                  (c) In further consideration for services provided and expenses incurred by FIG Advisors LLC in connection with the organization of the Company, the Company is authorized, and shall issue and deliver, to FIG Advisors LLC 100 Preferred Interests, which Preferred Interests shall be duly authorized, validly issued, fully paid and nonassessable without any further consideration paid by, or services provided by, FIG Advisors LLC.

                  (d) The number of Shares and Preferred Interests issued to Members shall be listed in the membership records of the Company, which shall be amended from time to time by the Company as required to reflect issuances of Shares and Preferred Interests to new Members, changes in the number of Shares and Preferred Interests held by Members and to reflect the addition or cessation of Members. The number of Shares and Preferred Interests held by each Member shall not be affected by any (i) issuance by the Company of Shares or Preferred Interests to other Members or (ii) change in the Capital Account of such Member (other than such changes to reflect additional Capital Contributions from such Member in exchange for new Shares or Preferred Interests).

                  (e) In the sole discretion of the Board of Managers, the issued and outstanding Shares and Preferred Interests may be represented by certificates.

                  3.3 Issuance of Shares and Preferred Interests. The Board of Managers in their discretion may cause the Company to issue Shares and Preferred Interests to Persons from whom the Company has accepted, on or prior to the Closing Date, binding agreements to subscribe therefor, as the case may be. No additional Shares or Preferred Interests may be issued after the Closing Date without the consent of Majority in Interest of the Members. All issuances of Shares and Preferred Interests shall be in accordance with the terms of the relevant forms of subscription agreements. The maximum aggregate dollar amount of Shares for which subscription agreements may be accepted is $100 million. The maximum aggregate dollar amount of Preferred Interests for which Subscription Agreements may be accepted is $120,000.

                  3.4 No Management Responsibility. No Member, other than a Manager, Appropriate Officer or Advisory Member, shall participate in the management or control of the

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business of or transact any business for the Company, but may exercise the voting rights and powers of a Member set forth in this Agreement. All management responsibility is vested in the Board of Managers. The Members hereby consent to the taking of any action by the Board of Managers, Appropriate Officers and the Advisory Member contemplated under this Agreement or otherwise permitted under the Act.

                  3.5 No Authority to Act. No Member, other than a Manager, an Appropriate Officer and the Advisory Member, shall have the power to represent, act for, sign for, or to bind the Company. All authority to act on behalf of the Company is vested in the Board of Managers, Appropriate Officers, and the Advisory Member. The Members consent to the exercise by the Board of Managers, Appropriate Officers and the Advisory Member of the powers conferred on them under this Agreement or otherwise permitted under the Act.

                  3.6 No Preemptive Rights. Holders of Shares will have no preemptive rights with respect to the issuance of any membership or other equity interest in the Company or any other securities of the Company convertible into, or carrying rights or options to purchase any such membership or other equity interest.

                  3.7 Redemption or Repurchase Rights. Except as otherwise provided in this Agreement, the Company shall not redeem or repurchase any Member's Shares and no Member shall have the right to withdraw from the Company, except as provided in Article IX, or to receive any return of any Capital Commitment, except upon dissolution of the Company pursuant to Article XIII.

                  3.8 Member Meetings. Unless required by the Act or other applicable law, the Company shall not be required to hold an annual meeting of Members or any other regular, periodic meetings of members. Special meetings of the Members may be called to consider any matter requiring the consent of all or any of the Members pursuant to this Agreement. Special meetings of the Members may be called by the Board of Managers or by Members who are the holders of not less than 51% of the outstanding Shares. Meetings so requested by Members shall be held no less than twenty (20) days nor more than sixty (60) days after receipt of the request.

                  3.9 Place of Meetings. The Board of Managers may designate any place within the United States as the place of meeting for any annual meeting or for any special meeting called by the Managers. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive offices of the Company. Members may participate in a meeting in person, by proxy or by means of a telephone conference call or similar communications equipment by which all persons participating in the meeting can hear and speak to each other at the same time, and any such participation in a meeting shall constitute presence in person of such Member at such meeting.

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                  3.10     Notice of Members' Meetings.

                  (a) Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called shall be delivered not less than ten days nor more than ninety days before the date of the meeting, either personally, by facsimile, electronic mail or by postal mail, by or at the direction of the Board of Managers or Member calling the meeting to each Member of record entitled to vote at such meeting.

                  (b) Notice to Members, if mailed by post, shall be deemed delivered as to any Member when deposited in the United States mail, addressed to the Member, with postage prepaid, but, if two successive letters mailed to the last-known address of any Member are returned as undeliverable, no further notices to such Member shall be necessary until another address for such Member is made known to the Company. Notice to Members, if by facsimile or by electronic mail, shall be deemed delivered upon receipt of a confirmation of transmission.

                  (c) At an adjourned meeting, the Company may transact any business which might have been transacted at the original meeting without additional notice.

                  3.11     Waiver of Notice.

                  (a) When any notice is required to be given to any Member of the Company under the provisions of this Agreement, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

                  (b) By attending a meeting, a Member:

                           (i) Waives objection to lack of notice or defective notice of such meeting unless the Member, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and

                           (ii) Waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Member objects to considering the matter when it is presented.

                  3.12 Record Dates. For the purpose of determining the Members who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Managers may fix a date and time at least ten
(10) days and not more than ninety (60) days prior to the date of any meeting of Members or other action as the date and time of record for the determination of Members entitled to vote at such meeting or any adjournment thereof or to be treated as Members of record for purposes of such other action, and any Member who was a Member at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated

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as a Member of record for purposes of such other action, even though he has since that date and time disposed of his Shares or Preferred Interests, and no Member becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action.

                  3.13 Voting Record. The Person having charge of the membership records of the Company shall make, at least two days before such meeting of Members, a complete record of the Members entitled to vote at each meeting of Members or any adjournment thereof, with the address of each. The record, for a period of two days prior to such meeting, shall be kept on file at the principal executive offices of the Company, and shall be subject to inspection by any Member for any proper purpose germane to the meeting at any time during usual business hours. Such records shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting for the purposes thereof. The original membership records shall be the prima facie evidence as to who are the Members entitled to examine the record or transfer books or to vote at any meeting of Members.

                  3.14 Proxies, etc. At any meeting of Members, any holder of Shares or Preferred Interests entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with a Secretary, or with such other officer of the Company as a Secretary may direct, for verification prior to or simultaneously with the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Managers, proxies may be solicited in the name of one or more Managers or one or more of the officers of the Company. Only Members of record shall be entitled to vote. When any Share or Preferred Interest is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share or Preferred Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share or Preferred Interest, as the case may be. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share or Preferred Interest is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share or Preferred Interest, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

                  3.15 Voting; Quorum of Members; Vote Required. (a) Except as otherwise set forth herein, each Member shall be entitled to one vote per Share or Preferred Interest upon all matters upon which such Member shall have the right to vote based upon the membership records of the Company. The presence, in person or by proxy, of Members holding more than 50% of the Shares and Preferred Interests entitled to vote at the time of the action taken constitutes a quorum at any meeting of holders of Members. If a quorum is present, the affirmative vote, in person or by proxy, of the owners of more than 50% of the Shares and Preferred Interests then outstanding and represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Members, unless the vote of a greater proportion or number or voting by classes is required by the Act, the Investment Company Act or this Agreement. If a quorum is not represented at any meeting of the Members, such meeting may be adjourned.

                  (b) If the Preferred Interests are required to vote as a separate class under the Investment Company Act, the presence, in person or by proxy, of Members holding more than 50% of the Preferred Interests entitled to vote at the time of the action taken constitutes a quorum at any meeting of holders of Preferred Interests. If a quorum is present, the affirmative vote, in person or by proxy, of the owners of more than 50% of the Preferred Interests then outstanding and represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the holders of Preferred Interests, unless the vote of a greater proportion or number is required by the Act, the Investment Company Act or this Agreement. If a quorum is not represented at any meeting of the Members, such meeting may be adjourned.

         The Members shall have the following voting rights:

                           (a) to the extent required by the Investment Company
Act or as otherwise provided for herein, the right to elect Managers by the affirmative vote of a plurality of votes cast;

                           (b) as provided herein, the right to remove Managers
for cause by the affirmative vote of a Supermajority of Members at a meeting of Members duly called for such purpose;

                           (c) to the extent required by the Investment Company
Act, the right to approve any proposed investment advisory agreement or to disapprove and terminate any such existing agreement by the affirmative vote of a 40 Act Majority of Members; provided, however, in the case of approval that such agreement is also approved by a majority of Managers who are not parties to such contract or "interested persons" of any such party as such term is defined in the Investment Company Act, as the same may be amended from time to time;

                           (d) to the extent required by the Investment Company
Act, the right to ratify the appointment of the independent accountants of the Company by the affirmative vote of more than 50% of the Shares and/or Preferred Interests then outstanding and represented in person or by proxy at the meeting and entitled to vote; provided, however, that such appointment is approved by a majority of the Disinterested Managers;

                           (e) to the extent required by the Investment Company
Act, the right to terminate the Company's independent accountants by the affirmative vote of a 40 Act Majority of Members;

                           (f) to the extent required by Section 13.2, the
selection of a liquidator by the affirmative vote of a Majority of Interests of the Members;

                           (g) to the extent required by Section 14.1 or 14.3,
the right to approve certain amendments to this Agreement by the affirmative vote of a Majority of Interests of the Members;

                           (h) so long as the Company is subject to the
provisions of the Investment Company Act, the right to approve any other matters that the Investment Company Act requires to be approved by the Members by the affirmative vote of Members as specified in the Investment Company Act;

                           (i) with respect to any merger, consolidation, other
business combination, voluntary bankruptcy, liquidation or other dissolution of the Company, or the entering into of any agreement contemplating any of the foregoing; the right to approve by the affirmative vote of a Majority of Interests of the Members; and

                           (j) with respect to the disposition of all or
substantially all of the Company's assets, the rights to approve by the affirmative vote of a Majority of Interests of the Members.

                  3.16 Inspectors. The Board of Managers may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspector shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of Shares and Preferred Interests outstanding and the voting powers of each, the number of Shares and Preferred Interests represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Manager or candidate for the office of Manager shall act as inspector of an election of managers. Inspectors need not be shareholders.

                  3.17 No Consent Required. Notwithstanding the foregoing, no vote, approvals, or other consent shall be required of the Members to amend this Agreement in any of the following respects: (i) to reflect any change in the amount of the Capital Contribution of any Member provided that the affected Member agrees in writing to the change; (ii) to admit a Substituted Member or withdraw a Member in accordance with the terms of this Agreement; (iii) to correct any false or erroneous statement, or to make a change in any statement in order that such statement shall accurately represent the agreement among the Members in this Agreement provided that if a Member is adversely affected by such a change, that Member has consented to the change; (iv) a change that is necessary to qualify the Company as a limited liability company under the laws of any state or that is necessary or advisable in the opinion of the Board of Managers to assure that the Company will not be treated as a publicly traded partnership or otherwise treated as a corporation for federal income tax purposes; and (v) to reflect any change in the name or principal place of business of the Company in accordance with the terms of this Agreement; provided that such change or Amendment has been approved by a majority of the Board of Managers and a majority of the Disinterested Managers.

                  3.18 Limitations on Requirements for Consents. Notwithstanding any other provisions of this Agreement, but subject to the requirements of the Investment Company Act, in the event that counsel for the Company or counsel designated by Members holding not less than 10% of the Shares owned by all Members shall have delivered to the Company an opinion to the effect that either the existence of a particular consent right or particular consent rights or the exercise thereof will violate the provisions of the Act or the laws of the other jurisdictions in which the Company is then formed or qualified, will adversely affect the limited liability of the Members, or will adversely affect the classification of the Company as a partnership for federal or state income tax purposes a special meeting of Members shall be immediately called to allow the Members to review the opinion and remedy the matter on which the opinion has been delivered. Should the special meeting of Members fail to remedy the matter then, notwithstanding the other provisions of this agreement, the Members shall no longer have such right, or shall not be entitled to exercise such right in the instant case, as the case may be.

                  3.19 Informal Action by Members. Any action that may be taken by Members at a meeting of Members may be taken without a meeting without prior notice and without a vote if consent in writing setting forth the action to be taken is signed by the Members holding not less than the minimum percentage of Shares and/or Preferred Interests that would be necessary to authorize or take such action at a meeting at which all the Members were present and voted; provided that all Members receive at least twenty (20) days notice of any action proposed to be taken by written consent. Members may waive this notice requirement. Written consent by the Members has the same force and effect as a vote of such Members held at a duly held meeting of the Members and may be stated as such in any document.

                  3.20 Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any Member shall demand that voting be by ballot.

                  3.21 No Cumulative Voting. No Members shall be entitled to cumulative voting in any circumstance.

                                   ARTICLE IV

                              MANAGEMENT OF COMPANY

                  4.1 Board of Managers. The number of Managers shall be one (1) or such other number of Managers as shall be fixed from time to time by a written instrument signed by a majority of the Managers; provided, however, that if the number of Managers is one (1), such Manager shall be a Disinterested Manager; and provided further, that if the number of Managers is greater than one (1), it shall not be less than three (3), and more than 50% of said Managers shall be Disinterested Managers. The initial Manager shall be Robert H. Gidel. The Managers shall hold office until their successors are approved and elected, unless they are sooner removed pursuant to Section 4.3 or sooner resign pursuant to Section 4.2 or sooner are incapacitated pursuant to Section 4.4, as the case may be. Managers may succeed themselves in office. No reduction in the number of Managers shall have the effect of removing any Manager from office unless specially removed pursuant to Section 4.3 at the time of such decrease. Subject to the requirements of the Investment Company Act, the Board of Managers may designate successors to fill vacancies created by an authorized increase in the number of Managers, the resignation of a Manager pursuant to Section 4.2, the removal of a member of the Board of Managers pursuant to Section 4.3 or the incapacity of a Manager pursuant to Section 4.4. In the event that no Managers remain, the Appropriate Officers shall continue the business of the Company and shall perform all duties of the Managers under this Agreement and shall as soon as practicable call a special meeting of Members for the purpose of approving and electing Managers. When Managers are subject to election by Members, Managers are elected by a plurality of the Shares voting at the meeting. Managers may, but need not be, admitted to the Company as Members to act in their capacity as Managers.

                  4.2 Resignation by a Manager. A Manager may voluntarily resign from the Board of Managers upon the giving of notice thereof to the Company, such resignation to take effect upon receipt of such notice by the Company or such later date as set forth in such notice.

                  4.3 Removal of a Manager; Designation of a Successor Manager.

                           (a) Any Manager may be removed either: (i) for cause
by the action of at least two-thirds of the remaining Managers, including in the case of a Disinterested Manager 50% or more of the remaining Disinterested Managers; (ii) by failure to be re-elected by the Members; or (iii) with or without cause by the affirmative vote of a Supermajority of Members. The removal of a Manager shall in no way derogate from any rights or powers of such Manager, or the exercise thereof, or the validity of any actions taken pursuant thereto, prior to the date of such removal.

                           (b) The remaining Managers shall designate a
successor Manager to fill any vacancy existing in the number of Managers fixed pursuant to Section 4.1 resulting from removal of a Manager. Any such successor Manager shall hold office until his or her successor has been approved and elected. The designation of a Disinterested Manager shall be made by the remaining Disinterested Manager(s).

                           (c) Any removal of a Manager shall not affect any
rights or liabilities of the removed Manager that matured prior to such removal.

                  4.4      Incapacity of a Manager.

                           (a) In the event of the Incapacity of a Manager, the
business of the Company shall be continued with the Company property by the remaining Managers. The remaining Managers shall, within 90 days, call a meeting of the Board of Managers for the purpose of designating a successor Manager. Any such successor Manager shall hold such office until his or her successor has been approved and elected. The Managers shall make such amendments to the certificate of formation and execute and file for recordation such amendments or other documents or instruments as are necessary and required by the Act or this Agreement to reflect the fact that such Incapacitated Manager has ceased to be a Manager, and the appointment of such successor Manager.

                           (b) In the event of the Incapacity of all Managers,
the Investment Advisor shall as promptly as practicable convene a meeting of Members for the purpose of electing new Managers nominated by the Advisory Member. Upon the Incapacity of a Manager, the Manager shall immediately cease to be a Manager.

                           (c) Any such termination of a Manager shall not
affect any rights or liabilities of the Incapacitated Manager that matured prior to such Incapacity.

                  4.5 Continuation. In the event of the withdrawal, removal, or retirement of a Manager, the Company shall not be dissolved and the business of the Company shall be continued by the remaining Managers.

                  4.6 Board of Managers Powers. Subject to the terms hereof, the Managers shall have full and complete discretion in the management and control of the affairs of the Company, shall make all decisions affecting Company affairs and shall have all of the rights, powers, and obligations with respect to the Company as the directors of a corporation have with respect to a corporation under the Delaware General Corporations Law. The Board of Managers shall provide overall guidance and supervision with respect to the operations of the Company, shall perform all duties imposed on the directors of registered investment companies by the Investment Company Act, and shall monitor the activities of the Appropriate Officers, the Investment Advisor and any administrator to the Company. Except as otherwise expressly provided in this Agreement, the Board of Managers is hereby granted the right, power, and authority to do on behalf of the Company all things which, in its sole judgment, are necessary or appropriate to manage the Company's affairs and fulfill the purposes of the Company. Any determination as to what is in the interests of the Company made by the Managers in good faith shall be conclusive.

In construing the provisions of the Agreement, the presumption shall be in the favor of a grant of power to the Managers. The powers of the Managers include, by way of illustration and not by way of limitation, the power and authority from time to time to do the following:

                           (a) invest the assets of the Company or cause the
assets of the Company to be invested only in such investments as are consistent with the Company's purpose as set forth in Section 2.4 hereof;

                           (b) incur all expenses permitted by this Agreement;

                           (c) to the extent that funds are available, cause to
be paid all expenses, debts, and obligations of the Company;

                           (d) appoint and dismiss such Persons to serve as
officers of the Company ("Appropriate Officers") with such powers and authority as may be provided to such Persons by the Board of Managers or by this Agreement;

                           (e) employ and dismiss from employment such agents,
employees, managers, accountants, attorneys, consultants, registrars, transfer agents, custodians, paying agents, administrations and other Persons necessary or appropriate to carry out the business and affairs of the Company, whether or not any such Persons so employed are affiliated persons of any Manager, and to pay such compensation to such Persons as is competitive with the compensation paid to unaffiliated Persons in the area for similar services;

                           (f) subject to the indemnification provisions in this
Agreement, pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, or settle, upon such terms it deems sufficient, any obligation, suit, liability, cause of action, or claim (including, in consultation with the Tax Matters Member in accordance with Section 10.5, tax audits), either in favor of or against the Company;

                           (g) sell Shares pursuant to the Subscription
Agreements;

                           (h) sell Preferred Interests in an aggregate
principal amount of up to US$120,000;

                           (i) borrow money in accordance with Section 7.9;

                           (j) establish valuation principles and periodically
apply such principles to the Company's investment portfolio;

                           (k) to the extent permitted by the Investment Company
Act, designate and appoint one or more agents for the Company who shall have such authority as may be conferred upon them by the Board of Managers and who may perform any of the duties of, and exercise any of the powers and authority conferred upon, the Board of Managers hereunder including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Company;

                           (l) subject to the other provisions of this
Agreement, to enter into, make, and perform such contracts, agreements, and other undertakings, and to do such other acts, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Agreement, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings, and transactions with any Member, Manager, Appropriate Officer or Investment Advisor or with any other person, firm, or corporation having any business, financial, or other relationship with any Member, Manager, Appropriate Officer or Investment Advisor, provided, however, such transactions with such Persons and entities (i) shall only be entered into to the extent permitted under the Investment Company Act and (ii) shall be on terms no less favorable to the Company than are generally afforded to unrelated third parties in comparable transactions;

                           (m) purchase, rent, or lease equipment for Company
purposes;

                           (n) purchase and maintain, at the Company's expense,
liability and other insurance to protect the Company's assets from third party claims; and cause the Company to purchase or bear the cost of any insurance covering any potential liabilities of the Members, Managers, Appropriate Officers, Advisory Member or agents of the Company, or officers, employees, directors, members or partners of the Investment Advisor or any agent of the Company as well as the potential liabilities of any Person serving at the request of the Investment Advisor as a director of or advisor to the Portfolio Company;

                           (o) cause to be paid any and all taxes, charges, and
assessments that may be levied, assessed or imposed upon any of the assets of the Company;

                           (p) make or caused to be made any election on behalf
of the Company under the Code and other tax laws and supervise the preparation and filing of all tax and information returns that the Company may be required to file provided that such election is consistent with this Agreement;

                           (q) take any action that may be necessary or
appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged;

                           (r) to the extent desirable, take any and all actions
necessary to ensure that the assets of the Company are not "plan assets" within the meaning of the regulation promulgated by the United States Department of Labor, as set forth in 29 C.F.R. Section 2510.3- 101 (the "Plan Asset Regulation");

                           (s) admit Members to the Company in accordance with
Sections 3.3 and 7.1; admit an assignee of a Member's Interest to be a Substituted Member in the Company, pursuant to and subject to the terms of
Section 9.5, without the consent of any Member;

                           (t) delegate all or any portion of its rights, powers
and authority to any committee or subset of the Board of Managers, or to Appropriate Officers or agents of the Company, subject to the control and supervision of the Managers; and

                           (u) perform all normal business functions, and
otherwise operate and manage the business and affairs of the Company, in accordance with and as limited by this Agreement.

                  4.7 Certain Restrictions. Except upon approval by a Majority in Interest of Members and a majority of Managers, the Company will not engage in any of the investment practices set forth in Appendix A hereto, except to the extent described in such Appendix A.

                  4.8 Meetings. Meetings of the Managers shall be held from time to time upon the call of a Chairman, if any, President, Secretary or Manager. Regular meetings of the Managers may be held at a time and place fixed by the by-laws or by resolution of the Managers. Notice of any in-person meetings of the Board or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than ten (10) nor more than ninety (90) days before such meeting. Notice of any telephonic meetings of the Managers or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than five (5) days before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Manager at a meeting shall constitute a waiver of notice of such meeting except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Agreement or as required by the Investment Company Act, any action of the Managers may be taken at a meeting by vote of a majority of the Managers present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a quorum is present, or without a meeting by the unanimous written consent of the Managers.

                  4.9 Quorum for Board of Managers Meetings. A majority of the number of Managers shall constitute a quorum for the transaction of business at any meeting of the Board of Managers, but if less than such majority is present at a meeting, a majority of the Managers present may adjourn the meeting from time to time without further notice.

                  4.10 Manner of Acting for Board of Managers. Except as otherwise required by the Act, the act of the majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers. Each Manager shall be entitled to one vote upon all matters submitted to the Board of Managers.

                  4.11 Written Consent by Board of Managers. Unless otherwise required by the Investment Company Act, any action required or permitted to be taken at any meeting of the Board of Managers or by a committee thereof may be taken without a meeting without prior notice and without a vote if all members of the Board of Managers or such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Managers or such committee.

                  4.12 Committees of Managers. By resolution adopted by the Board of Managers, the Board of Managers may designate two or more Managers to constitute a committee, any of which shall have such authority in the management of the Company as the Board of Managers shall designate.

                  4.13 Manager Presumption of Assent. A Manager of the Company who is present at a meeting of the Board of Managers at which action on any matter taken shall be presumed to have assented to the action taken unless a dissent shall be entered in the minutes of the meeting or unless the Manager files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

                  4.14 Manager Power to Bind Company. Unless the Board of Managers consists of one Manager, no Manager (acting in his capacity as such) shall have any authority to bind the Company to any third party with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board of Managers by the affirmative vote required for such matter pursuant to the terms of this Agreement.

                  4.15 Liability of the Managers. No Manager shall be (i) personally liable for the debts, obligations or liabilities of the Company, including any such debts, obligations or liabilities arising under a judgement decree or order of a court; (ii) obligated to cure any deficit in any Capital Account; (iii) required to return all or any portion of any Capital Contribution; or (iv) required to lend any funds to the Company.

                  4.16 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Board of Managers, Appropriate Officers and the Advisory Member of the Company herein set forth.

                  4.17 Appointment of Auditors. Subject to the approval or ratification of the Members and the Disinterested Managers if and to the extent required under the Investment Company Act, the Board of Managers, in the name and on behalf of the Company, is authorized to appoint independent certified public accountants for the Company.

                  4.18 Contracts with Affiliates. The Board of Managers may, on behalf of the Company, subject to approval by a majority of the Managers who do not have an interest in the contract and a majority of the Disinterested Managers and to compliance with the Investment Company Act, enter into contracts for goods or services with any affiliate of a Manager, Member, Appropriate Officer or the Investment Advisor, provided that the charges for such goods or services do not exceed those charged by unaffiliated Persons in the area for similar goods and services.

                  4.19 Obligations of the Managers. The Managers shall devote such time and effort to the Company business as, in their judgment, may be necessary or appropriate to oversee the affairs of the Company.

                  4.20 Other Business of Managers. Any Manager and any affiliate of any Manager may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, whether such ventures are competitive with the Company or otherwise. Neither the Company nor any Manager shall have any rights or obligations by virtue of this Agreement or the relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Neither the Managers nor any affiliate of the Managers shall be obligated to present any investment opportunity to the Company.

                  4.21 Limitations on Board of Managers and Appropriate
Officers.

                           (a) Notwithstanding anything expressed or implied to
the contrary in this Agreement (other than Article IX), the Board of Managers and the Appropriate Officers shall not authorize or otherwise cause or allow the Company to purchase all or any portion of any Member's Interest (or any attributes thereof).

                           (b) Notwithstanding anything expressed or implied to
the contrary in this Agreement, the Board of Managers and the Appropriate Officers shall not (i) participate in the establishment of a secondary market (or the substantial equivalent thereof) with respect to the Interests for purposes of Treasury Regulation ss. 1.7704-1(d)(1) or (ii) take any action that would have the effect of causing the Company (A) to be treated as a publicly traded partnership for purposes of Section 7704(b) of the Code or (B) otherwise to be treated as a corporation for federal income tax purposes.

                                    ARTICLE V

                                    OFFICERS

                  5.1 Executive Officers. The Appropriate Officers of the Company shall be chosen by the Board of Managers and shall be one or more co-Chief Executive Officers, one or more Co-Presidents, a Secretary and a Treasurer. The Board of Managers may also choose one or more Co-Chairman of the Board of Managers (who must be a Manager), Vice Chairman of the Board, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Managers may elect or appoint such other officers with such powers and duties as they shall deem necessary or proper. Any number of offices may be held by the same person, unless otherwise prohibited by law. The officers of the Company need not be Members of the Company nor, except in the case of the Chairman of the Board, need such officers be Managers of the Company.

                  5.2 Election of Officers. The officers of the Company shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Managers; and all officers of the Company shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Managers may be removed at any time, with or without cause, by the affirmative vote of the Board of Managers or upon the Incapacity of such officer. Any vacancy occurring in any office of the Company shall be filled by the Board of Managers. The officers of the Company shall not be compensated.

                  5.3 Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the President or any Vice President or any other officer authorized to do so by the Board of Managers and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Managers may, by resolution, from time to time confer like powers upon any other person or persons.

                  5.4 Chairman of the Board of Managers. The Chairman of the Board of Managers, if there be one, shall preside at all meetings of the Members and of the Board of Managers. The Chairman of the Board of Managers shall be selected from time to time by the Board of Managers. The Chairman of the Board of Managers shall possess the same power as the President to sign all contracts, certificates and other instruments of the Company which may be authorized by the Board of Managers. During the absence or disability of the President, the Chairman of the Board of Managers shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Managers shall also perform such other duties and may exercise such other powers as may from time to time be assigned by this Agreement or by the Board of Managers.

                  5.5 President. The President shall, subject to the control of the Board of Managers and, if there be one, the Chairman of the Board of Managers, have general supervision of the business of the Company and shall see that all orders and resolutions of the Board of Managers are carried into effect. The President or, when authorized by this Agreement, the Board of Managers or the President, the other officers of the Company shall execute all bonds, mortgages, contracts, documents and other instruments of the Company. In the absence or disability of the Chairman of the Board of Managers, or if there be none, the President, shall preside at all meetings of the Members and the Board of Managers. Unless the Board of Managers shall otherwise designate, the President shall be the Chief Executive Officer of the Company. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by this Agreement or by the Board of Managers.

                  5.6 Vice Presidents. At the request of the President or in the President's absence or in the event of the President's inability or refusal to act (and if there be no Chairman of the Board of Managers), the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Managers), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Managers from time to time may prescribe. If there be no Chairman of the Board of Managers and no Vice President, the Board of Managers shall designate the officer of the Company who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

                           5.7 Secretary. The Secretary shall attend all
meetings of the Board of Managers and all meetings of Members and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Managers when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board of Managers, and shall perform such other duties as may be prescribed by the Board of Managers, the Chairman of the Board of Managers or the President, under whose supervision the Secretary shall act. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Members and special meetings of the Board of Managers, and if there be no Assistant Secretary, then either the Board of Managers or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company, if any, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Managers may give general authority to any other officer to affix the seal of the Company and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

                  5.8 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Managers, taking proper vouchers for such disbursements, and shall render to the President and the Board of Managers, at its regular meetings, or when the Board of Managers so requires, an account of all transactions as Treasurer and of the financial condition of the Company. If required by the Board of Managers, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Managers for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Company, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Company.

                  5.9 Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Managers, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                  5.10 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Managers, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Managers, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Managers for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Company, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Company.

                  5.11 Other Officers. Such other officers as the Board of Managers may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Managers, the Chairman of the Board of Managers or the President. The Board of Managers may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE VI

                               INVESTMENT ADVISOR

                  6.1 Investment Advisor. (a) The Board of Managers shall appoint an Investment Advisor for the Company. Subject to the direction and control of the Managers, the Investment Advisor shall, consistent with the investment objective set forth in Section 2.4, (i) act as investment advisor for and supervise and manage the investment and reinvestment of the Company's assets and in connection therewith have complete discretion, subject to the Company's restrictions and limitations on investments as set forth herein, in purchasing and selling securities and other assets for the Company and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Company; (ii) supervise continuously the investment program of the Company and the composition of its investment portfolio; (iii) supervise the operations and employees of the Company's affiliates; (iv) arrange, subject to the provisions of this Section
6.1 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Company; (v) arrange for the administration of all other affairs of the Company and its affiliates and, in this regard, provide supervision of third parties engaged in such administration; (vi) maintain all of the Company's books and records other than those maintained by a third party administrator, transfer agent, custodian or accountant; and (vii) provide the Company with adequate office space and all necessary office equipment and services.

                           (b) The Investment Advisor will use its best efforts
to (i) cause the Company's outstanding securities (other than short-term paper) to be beneficially owned at all times by more than 100 persons as determined in accordance with the provisions of Section 3(c)(1) of the Investment Company Act and (ii) cause the Company not to be a company described in Sections 3(c)(5) and/or 3(c)(6) of the Investment Company Act. The Investment Advisor will provide the Managers a compliance report at each quarterly meeting reviewing each factor related to the Manager's regulatory and tax obligations described.

                           (c) Subject to Section 6.1 (h) hereof, in the
performance of its duties under this Agreement, the Investment Advisor shall at all times conform to, and act in accordance with, any requirements imposed by
(i) the provisions of the Investment Company Act and of the Investment Advisers Act of 1940, as amended, including any rules or regulations in force thereunder;
(ii) any other applicable provision of law; (iii) the provisions of this Agreement, as amended from time to time; (iv) the investment objective, policies and restrictions of the Company as set forth in the Company's registration statement on Form N-2, as amended from time to time, and any resolutions adopted by requisite approval of the Managers and/or requisite approval of Members holders and (v) any other policies and determinations of the Managers. In addition, the Investment Advisor shall use its best efforts to cause the Company not to engage in any transaction involving any person known to the Investment Advisor to be subject to Sections

17(a), 17(d) or 17(e) of the Investment Company Act and the rules thereunder with respect to the Company such that any such person would violate any such provision of the Investment Company Act or the rules thereunder.

                           (d) The Investment Advisor will bear all costs and
expenses of its directors, officers and employees, any overhead incurred in connection with its duties hereunder, the costs of any compensation of any officers or Managers of the Company who are partners, directors, officers or employees of the Investment Advisor and all other costs and expenses of the Company not expressly stated in the sections below to be borne by the Company.

                           (e) In the event of the dissolution, bankruptcy,
insolvency or resignation of the Investment Advisor, the Company may award investment advisory responsibilities to another party with the consent of a Majority in Interest of the Members; otherwise, the Company will promptly wind up its affairs.

                           (f) Nothing shall prevent the Investment Advisor or
any director, officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Company or any of its directors, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for who it or they may be acting, provided, however that the Investment Advisor, will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

                           (g) Other investment companies or accounts which the
Investment Advisor manages may also own the same investments as the Company. Investment decisions for the Company are made independently from those of such other investment companies or accounts; however, from time to time, the same investment decision may be made for more than one company or account. Subject to the foregoing, when two or more investment companies or accounts managed by the Investment Advisor seek to purchase or sell the same securities, the securities actually purchased or sold will be allocated among the companies and accounts on a good faith equitable basis by the Investment Advisor in its discretion in accordance with the accounts' various investment objectives. In some cases, this system may adversely affect the price or size of the position obtainable for the Company. In other cases, however, the ability of the Company to participate in volume transactions may produce better execution for the Company.

                           (h) The Investment Advisor shall, for the purchase
and sale of the Company's portfolio securities, employ such securities dealers as will, in the reasonable judgment of the Investment Advisor, result in the Company's obtaining the best net results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities and the firm's risk in positioning the securities involved. Consistent with this requirement, the Investment Advisor is authorized to direct the execution of the Company's portfolio transactions to dealers and brokers furnishing statistical information or research reasonably deemed by the Investment Advisor to be useful or valuable to the performance of its investment advisory functions for the Company subject to the general supervision of the Board of Managers.

                           (i) The Investment Advisor may continue to serve as
such for no more than two years from the date hereof unless its service beyond such date is specifically approved by the Board of Managers, including a majority of the Board of Managers who are not "interested persons" of the Company or the Investment Advisor, at an in person meeting called for that purpose or by a vote of a 40 Act Majority of the Members, which approval shall be required annually after such initial two year period. The Investment Advisor's services hereunder may be terminated at any time, without the payment of any penalty, by the Board of Managers or by a vote of a 40 Act Majority of the Members, in either case on not more than 60 days written notice to the Investment Advisor. The Investment Advisor's services hereunder shall terminate automatically in the event of the assignment of its services.

                           (j) The Investment Advisor will not receive any
compensation pursuant to Section 7.3(a)(i) except for those periods in which the investment advisory arrangement contained in this Section 6.1 has been approved by the Board of Managers in accordance with Section 15 of the Investment Company Act.

                  6.2      [Reserved.]

                  6.3 In the event the Investment Advisor is removed in accordance with Section 6.1(i), the Board of Managers may admit any Investment Adviser as a Member of the Company with the rights, powers and obligations of an Advisory Member as set forth herein. An Advisory Member shall not make a Capital Contribution to the Company in its capacity as Advisory Member and shall not be issued any Shares or Preferred Interests representing its interest as a Advisory Member pursuant to Section 7.3. After the Closing Date, no Advisory Member shall have any voting rights in the Company.

                  6.4      [Reserved.]


                                   ARTICLE VII

             CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS AND ALLOCATIONS

                  7.1 Capital Contributions. (a) The initial Member or Members are as set forth on Schedule A hereto. Each Member making a Capital Commitment shall make an initial contribution to the Company at the Advisory Member's discretion on October 10, 2002 (the "Closing Date") which initial contribution may equal a Member's Capital Contribution.

                           (b) On each Capital Demand Date, each Member making a
Capital Commitment shall further contribute to the Company an amount equal to all or a portion of such Member's Unpaid Capital Obligation as set forth in the respective Capital Demand Notice. For purposes of this Agreement, (i) the "Capital Demand Date" shall mean the date specified by an Appropriate Officer on which Members are required to contribute all or a portion of Unpaid Capital Obligation to the Company, which, shall be (A) specified by the Company in a Capital Demand Notice sent by the Company to each of the Members or their representatives and (B) no less than seven (7) days from the date such Capital Demand Notice is sent by the Company and (ii) a "Capital Demand Notice" shall mean a written notice requiring the contribution of capital to the Company, which notice shall (A) be by the Company to each Member and (B) call for contribution to the Company of the Unpaid Capital Obligation of each Member. All capital calls will be made on a pro rata basis in proportion to each Member's Unpaid Capital Obligation.

                           (c) Capital Contributions by the Members shall be
made in dollars by wire transfer of federal funds to an account or accounts of the Company as specified by the Company in the Capital Demand Notice or in such other manner as the Company may direct. No Member shall be entitled to any interest or compensation by reason of his, her or its Capital Contributions or by reason of being a Member. No Member shall be required to lend any funds to the Company.

                           (d) On each Capital Demand Date, Schedule A hereto
shall be amended appropriately to reflect the Unpaid Capital Obligations of the Members. Further, the Appropriate Officers shall cause Schedule A hereto to be amended from time to time to reflect the transfer of a Member's Interests and the admission and withdrawal of Members which are accomplished in accordance with the provisions hereof.

                           (e) Except as may be required by law, no Member shall
be required to reimburse the Company for any negative balance in such Member's Capital Account; provided, however, that each Member shall remain fully liable to make contributions of capital to the extent of such Member's Unpaid Capital Obligation.

                  7.2 Capital Accounts. A capital account ("Capital Account") shall be established and maintained on the Company's books with respect to each Member, in accordance with the provisions of Treasury Regulations Section 1.704-1(b).

                  7.3 Allocation of Net Profits from Operations. (a) The Net Profits of the Company for each Fiscal Year shall be allocated as follows:

                           (i) First, to the Advisory Member in an amount equal to a cumulative return of 1.5% per annum on all Capital Contributions; provided, however, that in no event shall the payments to the Advisory Member under this Section 7.3(i) exceed 1.5% of the Capital Contributions made on or before the first anniversary of the Closing Date; and provided further that for any period in which the Advisory Member does not serve as Investment Advisor pursuant to an investment advisory arrangement that has been approved according to the applicable provisions of the Investment Company Act, the Advisory Member shall receive an annual allocation based on a percentage equal to the days the Advisory Member served as Investment Advisor pursuant to a duly approved investment advisory arrangement divided by 365 days;

                           (ii) Second, to the holders of the Preferred
         Interests in accordance with the Certificate of Designation;

                           (iii) Third, to the Members other than the Advisory Member who have negative balances in their Capital Accounts, in proportion to the respective amounts of such negative balances; and

                           (iv) Fourth, to the Members other than the Advisory Member pro rata in accordance with such Member's respective Capital Accounts.

                           (b) All provisions of this Agreement relating to the
maintenance of Capital Accounts are intended to comply with the Code and Treasury Regulations thereunder and shall be interpreted and applied in a manner consistent with such law. Upon notification to the Members, the Managers shall make any necessary modifications to this Section 7.3 in the event unanticipated events occur that might otherwise cause this Agreement not to comply with such law or any changes thereto.

                           (c) Additional Rule. In furtherance and not in
limitation of Section 7.6(a), (b) and (c), and except as otherwise provided in this Agreement, the Board of Managers may, in its sole and absolute discretion, allocate Net Profit (and items thereof) and Net Loss (and items thereof) for any Fiscal Period in a manner that the Board of Managers deems necessary or appropriate in order to effectuate the intended economic sharing arrangement of the Members as reflected in Article VIII.

                           (d) Regulatory and Related Allocations.
Notwithstanding anything expressed or implied to the contrary in this Agreement, the following special allocations shall be made in the following order:

                           (i) Minimum Gain Charge back. If there is a net decrease in Partnership Minimum Gain during any Fiscal Period, each Member shall be specially allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to the greater of (i) the portion of such Member's share of the net decrease in such Partnership Minimum Gain, as determined in accordance with Treasury Regulations Section 1.704-2(d)(1), that is allocable to the disposition of Company property, subject to Nonrecourse Liabilities or (ii) if such Member would otherwise have an Adjusted

         Capital Account Deficit attributable solely to such Member's Capital Account at the end of such Fiscal Period, an amount sufficient to eliminate such Adjusted Capital Account Deficit. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Members pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2. This Section 7.3(d)(i) is intended to comply with the minimum gain charge back requirement in such Treasury Regulations and shall be interpreted consistently therewith. To the extent permitted by such Treasury Regulations and for purposes of this Section 7.3(d)(i) only, each Member's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Article VII with respect to such Fiscal Period.

                           (ii) Partner Minimum Gain Chargeback. If there is a net increase in Partner Nonrecourse Debt Minimum Gain attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) during any Fiscal Period, each Member shall be specially allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to the portion of such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Member's nonrecourse debt, as determined in accordance with Treasury Regulations Section 1.704-2(i). This Section 7.3(d)(ii) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations and shall be interpreted consistently therewith.

                           (iii) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) with respect to such Member's Capital Account, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided, however, that an allocation pursuant to this Section 7.3(d)(iii) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for herein have been tentatively made as if this Section 7.3(d)(iii) were not in this Agreement.

                           (iv) Nonrecourse Deductions. Any Nonrecourse
         Deductions for any Fiscal Period shall be allocated to the Members in proportion to their respective Capital Contributions.

                           (v) Gross Income Allocation. In the event any Member has an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such Member's Adjusted Capital Account Deficit as quickly as possible; provided, however, that an allocation pursuant to this
         Section 7.3(d)(v) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 7.3 (other than Section 7.3(d)(iii)) have been tentatively made as if this Section 7.3(d)(v) were not in this Agreement.

                           (vi) Loss Allocation Limitation. No allocation of Net Loss (or items thereof) shall be made to any Member to the extent that such allocation would create or increase an Adjusted Capital Account Deficit with respect to such Member.

                           (e) Curative Allocations. The allocations set forth in Section 7.3(d)
(the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Section 1.704-l(b). Notwithstanding any other provision of this Article VII (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Company items of income, gain, loss, deduction and expense among the Members so that, to the extent possible, the net amount of such allocations of other Company items and the Regulatory Allocations shall be equal to the net amount that would have been allocated to the Members pursuant to this Section 7.3 if the Regulatory Allocations had not occurred.

                           (f) Section 754 Adjustments. Pursuant to Treasury
Regulations
Section 1.704-1(b)(2)(iv)(m), to the extent an adjustment to the adjusted tax basis of any Company asset under Section 734(b) or Section 743(b) of the Code is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Treasury Regulations.

                           (g) Transfer of or Change in Interests. The Managers
are authorized to adopt any convention or combination of conventions that will be upheld for federal income tax purposes regarding the allocation and/or special allocation of items of Company income, gain, loss, deduction and expense with respect to a newly issued Interest, a transferred Interest and a redeemed Interest. Upon admission as a Substituted Member, a transferee of an Interest shall succeed to the Capital Account of the transferor Member to the extent it relates to the transferred Interest.

                           (h) Expenses. Syndication and organization expenses,
as defined in Section 709 of the Code, and other Company Expenses (and, to the extent necessary as determined in the sole and absolute discretion of the Managers, any other items) shall be allocated to the Capital Accounts of the Members so that, as nearly as possible, the cumulative amount of such syndication expenses, organization expenses, and other Company Expenses (and other items, if relevant) allocated with respect to each dollar of Capital Commitment for each Member is the same amount.

                           (i) Allocation Periods and Unrealized Items. Subject
to applicable Treasury Regulations and other applicable law and notwithstanding anything expressed or implied to the contrary in this Agreement, the Managers may, in their sole and absolute discretion, determine allocations to Capital Accounts no lees frequently than annually and/or on realized and upon additional investment in the Company by a new or existing Member, the transfers of a Member's Interest or the redemption of a Member's Interest on unrealized net increases or net decreases (as the case may be) in the Fair Market Value of Company property.

                  7.4 Allocation of Net Losses from Operations. The Net Losses of the Company for each Fiscal Year shall be allocated as follows:

                           (a) First, to the Members other than the Advisory
Member and the holders of the Preferred Interests pro rata in accordance with such Member's respective Capital Accounts, until such Member's Capital Accounts have a zero balance;

                           (b) Second, to the holders of the Preferred Interests
until their Capital Accounts have a zero balance; and

                           (c) Third, to the Members other than the Advisory
Member and the holders of the Preferred Interests.

                  7.5 Defaulting Member. (a) If any Member fails to contribute, in a timely manner, any portion of the Capital Commitment required to be contributed by such Member pursuant to this Agreement and such failure continues for five (5) Business Days after delivery by the Appropriate Officer to such Member of notice of such failure, then such Member shall be deemed a "Defaulting Member," and this Section 7.5 shall apply. An Appropriate Officer shall deliver to each non-Defaulting Member written notice of such default as promptly as practicable after its occurrence.

                           (b) The Company may exercise any remedy available to
it at law or equity against a Defaulting Member. Not in limitation of any of the Fund's remedies, interest will accrue on the portion of the Defaulting Member's Capital Commitment that such Member has failed to fund ("Failed Capital Commitment"), at the prime rate plus 2% per annum, up to the highest rate permitted by law. The Company shall also be entitled to reimbursement from a Defaulting Member for any and all costs and expenses in collecting any portion of a Failed Capital Commitment including, without limitation, attorney's fees and disbursements (to the extent permitted by applicable law).

                  7.6      Tax Allocations.

                           (a) Items of Company income, gain, loss, deduction
and expense shall be allocated, for federal, state and local income tax purposes, among the Members in the same manner as the Net Profit (and items thereof) and Net Loss (and items thereof) of which such items are components were allocated pursuant to Sections 7.3 and 7.4; provided, however, that tax allocations shall be made in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, to the extent so required thereby.

                           (b) Allocations pursuant to this Section 7.6 are
solely for federal, state and local income tax purposes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profit (and items thereof) or Net Loss (and items thereof).

                           (c) The Members are aware of the tax consequences of
the allocations made by this Section 7.6 and hereby agree to be bound by the provisions of this Section 7.6 in reporting their shares of items of Company income, gain, loss, deduction and expense.

                  7.7 Determinations by Managers. All matters concerning the computation of Capital Accounts, the allocation of Net Profit (and items thereof) and Net Loss (and items thereof), the allocation of items of Company income, gain, loss, deduction and expense for tax purposes and the adoption of any accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Managers in accordance with accounting principles generally accepted in the United States in their reasonable discretion. Such determination shall be final and conclusive as to all the Members. Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Managers shall determine, in their reasonable discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members as reflected in Article VIII, the Managers may make such modification in their reasonable discretion without the approval of Members.

                  7.8 Net Asset Value. The net asset value (the "NAV") of the Company will be calculated quarterly as of each March 31, June 30, September 30 and December 31, in connection with each issuance of Shares or Preferred Interests by the Company, as of each distribution declaration date (after giving effect to the relevant declaration), as of the first anniversary of the Company's operations, as of the date on which the Company terminates, and more frequently as determined by the Investment Advisor or a majority of the Managers, in accordance with Valuation Policies and guidelines approved from time to time by a majority of the Managers.

                  7.9 Borrowing by the Company. The Company may borrow money or otherwise incur indebtedness for temporary or emergency purposes in an amount up to $500,000. The Company may not borrow for investment purposes.

                                  ARTICLE VIII

                    WITHDRAWALS AND DISTRIBUTIONS OF CAPITAL

                  8.1 Withdrawals and Distributions in General. No Member shall be entitled to withdraw any amount from any Capital Account other than as provided in this Agreement.

                  8.2 Distributions. After provision for Company Expenses and establishment of working capital and other reserves as the Appropriate Officers shall deem appropriate, the Managers may cause all cash and other property received by the Company in respect of its investments in any Fiscal Period (collectively, "Investment Proceeds") to be distributed:

                           First, to the Advisory Member in an amount equal to
its allocation set forth in 7.3(a)(i);

                           Second, to holders of Preferred Interests on the
record date set by the Managers with respect to such distribution as required by the Certificate of Designations; and

                           Third, to the holders of the Shares on the record
date set by the Managers with respect to such distribution, in proportion to such Member's respective initial Capital Investment.

                  8.3 Restrictions on Distributions. Notwithstanding anything expressed or implied to the contrary in this Agreement, no distribution shall be made if, as determined in the sole and absolute discretion of the Managers, (i) such distribution would violate any contract or agreement to which the Company is then a party or any law, rule, regulation, order or directive of any governmental authority then applicable to the Company or (ii) the amount to be distributed pursuant to this Article VIII is immaterial.

                  8.4 Deemed Sale of Assets. For all purposes of this Agreement,
(i) any property (other than United States dollars) that is distributed in-kind to one or more Members with respect to a Fiscal Period (including, without limitation, any such in kind property that is distributed upon the dissolution and winding up of the Company) shall be deemed to have been sold for cash equal to its Fair Market Value, (ii) the unrealized gain or loss inherent in such property shall be treated as recognized gain or loss for purposes of determining the Net Profit and Net Loss, (iii) such gain or loss shall be allocated pursuant to Sections 7.3 and 7.4 for such Fiscal Period and (iv) such in-kind distribution shall be made after giving effect to such allocation.

                  8.5 Withholding. Notwithstanding anything expressed or implied to the contrary in this Agreement, the Appropriate Officers are authorized to take any action that they determine to be necessary or appropriate to cause the Company to comply with any United States federal, state or local withholding requirement with respect to any allocation, payment or distribution by the Company to any Member or other Person. All amounts so withheld, and, in the manner determined by the Appropriate Officers, amounts withheld with respect to any allocation, payment or distribution by any Person to the Company, shall be treated as distributions to the applicable Members under the applicable provision of this Agreement. If any such withholding requirement with respect to any Member exceeds the amount distributable to such Member under this Agreement, or if any such withholding requirement was not satisfied with respect to any amount previously allocated, paid or distributed to such Member, such Member or any successor or assignee with respect to such Member's Interest hereby indemnifies and agrees to hold harmless the other Members and the Company for such excess amount or such withholding requirement, as the case may be (including any interest, additions and penalties).


                                   ARTICLE IX

                  WITHDRAWAL OF MEMBERS; TRANSFER OF INTERESTS;
             ADMISSION OF SUBSTITUTED MEMBERS; EFFECT OF DEATH, ETC.

                  9.1      Withdrawal of Members

                           (a) Except as otherwise provided herein, no Member
shall have the right to withdraw from the Company.

                           (b) The Managers may (but shall not be required to)
terminate the Interest of any Member and cause that Member to withdraw from the Company at any time based on the advice of counsel and after a reasonable opportunity for consultation with that Member. Upon a determination by the Managers that the continued participation of that Member in the Company might adversely affect the Company by jeopardizing the treatment of the Company as a partnership for federal income tax purposes, involve the Company in any litigation arising out of or relating to the participation of that Member in the Company or subject the Company to restrictions or other adverse consequences as a result of applicable laws or regulations. In the event that the Managers terminate a Member's Interest, that Member shall immediately withdraw from the Company and cease to be a Member of the Company. Such withdrawal shall occur automatically upon termination without the necessity of any further act by the member or any other Person. The date of termination shall be the effective date of withdrawal of the terminated Member.

                           (c) The Company shall pay to the terminated Member
90% of the amount of the terminated Member's Capital Account balance (determined in accordance with the next sentence) within 90 days of termination or as soon thereafter as the Company shall have sufficient funds available and shall pay the remainder upon completion of that year's audit. Such amounts paid to a terminated Member shall not be entitled to interest for any period after the date of termination.

                           (d) From and after the effective date of withdrawal
of a Member, such withdrawn Member shall cease to be a Member of the Company for all purposes and the Shares or

Preferred Interests of a withdrawn Member shall not be included in calculating the Shares or Preferred Interests of the Members required to take any action under this Agreement.

                  9.2 General Provisions Relating to Transfers of Interests.

                           (a) A Member shall be entitled to transfer, assign,
sell, pledge, hypothecate or otherwise dispose of all or any portion of its Interests (collectively, a "Transfer") upon the Managers' determination, which determination the Managers shall make in their reasonable discretion, that the Transfer meets each of the following conditions (a "Permitted Transfer"):

                           (i) such Transfer, itself or together with any other Transfers, would not result in the Company being treated as a publicly traded partnership within the meaning of Section 7704(b) of the Code or otherwise being treated as a corporation for federal income tax purposes;

                           (ii) such Transfer does not require the registration or qualification of such Interests pursuant to any applicable federal or state securities or "blue sky" laws;

                           (iii) such Transfer does not result in a violation of other laws ordinarily applicably to such transactions;

                           (iv) the transferor and purported transferee each shall have represented to the Manager in writing that such Transfer was not effected through a broker-dealer or matching agent that makes a market in Interests or that provides a readily available, regular and ongoing opportunity to Members to sell or exchange their Interests;

                           (v) the transferor shall reaffirm, and the purported transferee shall affirm, in writing his, her or its agreement to indemnify as described in Section 9.4;

                           (vi) such Transfer would not cause the assets of the Company to be or result in the assets of the Company being treated as "plan assets" within the meaning of the Plan Asset Regulation;

                           (vii) no facts are known to the Managers that cause the Managers to conclude that such transfer will have a material adverse effect on the Company; and

                           (viii) the transferee has agreed in writing to become a Member to and subject to all of the terms, obligations and limitations of this Agreement.

                           (b) The Managers may reasonably interpret, and are
hereby authorized to take such action as they deem necessary or desirable to effect, the provisions of this Section 9.2. The Managers may, in their sole and absolute discretion, amend the provisions of this Section 9.2 in such manner as may be necessary or desirable (or eliminate or amend such provisions to the extent they are no longer necessary or desirable) to preserve the status of the Company as a partnership for federal income tax purposes.

                  9.3 Effect of Transfers. Upon any Permitted Transfer, the transferee of the transferred Interest shall be entitled to receive the distributions and allocations to which the transferring Member would be entitled with respect to such transferred Interest, but shall not be entitled to exercise any of the other rights of a Member with respect to such transferred Interest, including, without limitation, the right to vote, unless and until such transferee is admitted to the Company as a Substituted Member pursuant to
Section 9.5.

                  9.4 Transfer Indemnity. Each Member hereby agrees to indemnify and hold harmless the Company, the Investment Advisor, the Managers, each Appropriate Officer and each other Member (and any successor or assign of any of the foregoing) from and against all costs, claims, damages, liabilities, losses and expenses (including losses, claims, damages, liabilities, costs and expenses of any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any Transfer made in contravention of the provisions of this Agreement or any misrepresentation made by such Member in connection with any purported Transfer.

                  9.5 Substituted Members. No transferee of a transferred Interest shall be admitted as a Member ("Substituted Member") until each of the following conditions has been satisfied:

                           (a) the written consent of the Managers, which may be
withheld or granted in the sole and absolute discretion of the Managers;


                           (b) the execution and delivery to the Company of a
counterpart of this Agreement by the Substituted Member or its agent or attorney-in-fact;

                           (c) receipt by the Company of other written
instruments reasonably necessary to complete the transfer that are in form and substance satisfactory to the Managers (as determined in their sole and absolute discretion);

                           (d) payment by the Substituted Member to the Company
of an amount determined by the Managers to be equal to the costs and expenses incurred in connection with such assignment, including, without limitation, costs incurred in preparing and filing such amendments to this Agreement as may be required;

                           (e) the updating of the books and records of the
Company and Schedule A hereto as soon as reasonably practicable to reflect the Person's admission as a Substituted Member;

                           (f) if required by the Managers in their sole and
absolute discretion, execution and affirmation to an instrument by the terms of which such Person acknowledges that the relevant transfer of Interests have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and covenants, represents and warrants that such Person acquired the relevant Interests for investment only and not with a view to the resale or distribution thereof; and

                           (g) any other information or documentation similar
to that described in Section 9.5(f) as the Managers may request;

                  9.6 Effect of Death, Etc. The death, retirement, withdrawal, expulsion, disability, incapacity, incompetency, bankruptcy, insolvency or dissolution of a Member, or the occurrence of any other event under the Act that terminates the continued membership of a Member as a member of the Company, shall not cause the Company to be dissolved and its affairs to be wound up so long as the Company has at least one Member at all times. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution. The legal representatives, if any, of a Member shall succeed as assignee to the Member's Interest upon death, incapacity, incompetency, bankruptcy, insolvency or dissolution of a Member, but shall not be admitted as a Substituted Member except under the provisions of Section 9.5 of this Agreement and with the written consent of the Managers, which written consent the Managers may withhold in their sole and absolute discretion. Until such time, the Shares or Preferred Interests held by such legal representative of a Member shall not be included in calculating the Shares or Preferred Interests of the Members required to take any action under this Agreement.


                                    ARTICLE X

               BOOKS AND RECORDS; REPORTS TO MEMBERS; TAX MATTERS

                  10.1 Books and Records. In compliance with Section 31 of the Investment Company Act, the books and records of the Company, and a list of the names and residence, business or mailing addresses and Interests of all Members, shall be maintained at the principal executive offices of the Company or such other location as the Managers' may approve. The Company shall not be required to provide any documentation or other information to Members except that which it is required to provide under the Investment Company Act, the Act or other applicable law. Each Member shall have the right to obtain from the Company from time to time upon reasonable demand for any proper purpose reasonably related to the Member's interest as a Member of the Company, and upon paying the costs of collection, duplication and mailing, the documents and other information which the Company is required to provide under the Investment

Company Act, the Act or other applicable law. Any demand by a Member pursuant to this section shall be in writing. The Company may maintain such other books and records and may provide such financial or other statements as the Managers or the Appropriate Officers in their discretion deem advisable.

                  10.2 Reports to Current Members. The Board of Managers on behalf of the Company will send to each of the Members (a) annual reports with audited annual financial statements, together with a written certification of the Board of Managers stating that the Company is in full compliance with all material terms, conditions and guidelines as set forth in this Agreement, unless otherwise specified, together with a statement of the nature and plan of resolution for any non-compliant items, (b) quarterly reports with unaudited financial statements, (c) copies of all tax filings made by the Company and (d) annual and quarterly reports of FPA. In addition, the Investment Advisor on behalf of the Company shall, within ninety (60) days after the end of each fiscal year and within thirty (30) days after the end of each calendar quarter, provide to each Member, with respect to such period, (A) either (i) a statement that the Company did not generate UBTI during such period or (ii) a statement representing the Investment Advisor's best estimate of the amount of UBTI generated during such period attributable to such Member, and (B) either (i) a statement that none of the underlying assets of any of the Company's investments are "plan assets" of any employee benefits plan or (ii) a statement identifying any investments that are reasonably likely to hold plan assets. Any audited financial statements required under this Section 10.1 shall be prepared by a "Big 5" accounting firm selected by the Board of Managers.

                  10.3     Accounting; Tax Year.

                           (a) The books and records of the Company shall be
kept on the accrual basis. The Company shall report its operations for tax purposes on the accrual method, as determined by the Managers in their sole and absolute discretion, subject to applicable tax laws. The taxable year of the Company shall be the calendar year, unless the Managers shall designate another taxable year for the Company that is a permissible taxable year under the Code.

                           (b) The books and records of the Company shall be
audited by the Company's independent accountants as of the end of each Fiscal Year, commencing with the first partial Fiscal Year, of the Company. The audit required under this Section 10.3(b) shall be prepared by a "Big 5" accounting firm selected by the Board of Managers.

                  10.4 Filing of Tax Returns. The Appropriate Officers shall prepare and file, or cause the Company's accountants to prepare and file, a federal information tax return and any required state and local income tax and information returns for each taxable year of the Company. The Managers have sole and absolute discretion as to whether or not to prepare and file (or cause its accountants to prepare and file) composite, group or similar state, local and foreign tax returns on behalf of the Members where and to the extent permissible under applicable law. Each Member hereby agrees to execute any relevant documents to furnish any relevant information and otherwise to do anything necessary in order to facilitate, any such composite, group or similar filing. Any taxes paid by the Company in connection with any such composite, group or similar filing shall be treated as an advance to the relevant Members (with interest being charged thereon) and shall be recouped by the Company out of any distributions subsequently made to such relevant Members. Such advances may be funded by Company borrowing. Both the deduction for interest payable by the Company with respect to any such borrowing, and the corresponding income from interest received by the Company from the relevant Members, shall be specifically allocated to such Members.

                  10.5 Tax Matters Member. The Advisory Member shall be designated as the tax matters member of the Company (the "Tax Matters Member") as provided in Section 6231(a)(7) of the Code. Each Person (for purposes of this provision, a "Pass-Through Member") that holds or controls an Interest on behalf of, or for the benefit of another Person or Persons, or which Pass-Through Member is beneficially owned (directly or indirectly) by another Person or Persons shall, within 30 days following receipt from the Tax Matters Member of a notice or document, convey such notice or other document in writing to all holders of beneficial interests in the Company holding such Interest through such Pass-Through Member. In the event the Company becomes the subject of an income tax audit by any federal, state or local authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Advisory Member shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member. The Company shall bear all expenses incurred in connection with any such audit, investigation, settlement or review.

                  10.6 Tax Information for Current and Former Members. Within 90 days after the end of each taxable year of the Company or as soon thereafter as practicable, the Company shall prepare and distribute to each Member (and, to the extent necessary, to each former Member (or such Member's legal representatives)), at the expense of the Company, a report setting forth in sufficient detail such information as shall enable such Member or former Member (or such Member's legal representatives) to prepare its respective federal, state and local income tax returns in accordance with the laws, rules and regulations then prevailing. The Company shall also provide Schedules K-1 to Members as soon as practicable after the end of each taxable year of the Company and in any event within the time period required by the Internal Revenue Service ("IRS") after the end of each taxable year of the Company.

                  10.7. Meetings with the IRS. Each Member, prior to any hearing before the IRS, shall receive prior written notice of such hearing. Members shall have the right to consult with representatives of the Company prior to the hearing and to send representatives to observe the hearing. In the event of a disagreement among the Members with respect to any issue before the IRS, the Investment Advisor, in its sole and absolute discretion, shall present the Company's position before the IRS.

                                   ARTICLE XI

                          LIABILITY AND INDEMNIFICATION

                  11.1 Liability of the Members and the Advisory Member. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; none of the Members, the Advisory Member nor any Person that is an affiliate of any of them shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, or the Advisory Member or being a Person that is an affiliate of any of them. In furtherance, and not in limitation, of the generality of the foregoing, except for the obligations hereunder and under the Subscription Agreements, including the obligations to make Capital Contributions pursuant to Section 7.1, the liability of the Members shall be limited to the maximum extent permitted by the Act. In no event shall the Members be obligated to make Capital Contributions in excess of their respective Unpaid Capital Obligations. Losses and expenses incurred by the Company during any fiscal year shall be allocated among the Members in accordance with the procedures for allocating losses set forth in Section 7.4 hereof.

                  11.2 Indemnification. (a) None of the Investment Advisor, any Manager, any Appropriate Officer or any of their respective affiliates, shareholders, partners, officers, directors, members, employees, agents and representatives (each an "Indemnified Person") shall have any liability, responsibility or accountability in damages or otherwise to any Member or the Company for, and the Company agrees, to the fullest extent permitted by law, to indemnify, pay, protect and hold harmless each Indemnified Person from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Persons or the Company) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Persons or the Company in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Company, on the part of the Indemnified Persons when acting on behalf of the Company or otherwise in connection with the business or affairs of the Company or any Portfolio Investment, or on the part of any brokers or agents when acting on behalf of the Company or any Portfolio Investment (collectively, the "Indemnified Liabilities") and the Indemnified Person shall not be released from such Indemnified Person's willful misfeasance, bad faith or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of his, her or its obligations and duties. The indemnification rights provided for in this Section 11.2(a) shall survive the termination of the Company or this Agreement except that no claim may be asserted by any Indemnified Person against any indemnitor after the third anniversary of the termination of the Company unless written notice of such claim shall have been provided to the indemnitor prior to the third anniversary date. Any indemnification rights provided for in this Section 11.2(a) shall be retained by any removed, resigned or withdrawn Investment Advisor, Manager or Appropriate Officer and its constituent Indemnified Persons. Any indemnification rights provided for in this
Section 11.2(a) shall also be retained by any Person who has acted in the capacity of officer, director, partner, employee, agent, stockholder or affiliate of an Indemnified Person after such Persons shall have ceased to hold such positions.

                           (b) The right of any Indemnified Person to the
indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person's successors, assigns and legal representatives.

                           (c) The provision of advances from Company funds to
an Indemnified Person for legal expenses and other costs incurred as a result of any legal action or proceeding is permissible if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnified Person in the performance of its duties or provision of its services on behalf of the Company or otherwise in connection with the business or affairs of the Company or any Portfolio Investment; and (ii) the Indemnified Person undertakes to repay any funds advanced pursuant to this Section 11.2(c) in any case in which such Indemnified Person would not be entitled to indemnification under Section 11.2
(a). If advances are permissible under this Section 11.2(c), the Indemnified Person shall furnish the Company with an undertaking as set forth in clause (ii) of this paragraph and shall thereafter have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Person shall become obligated to make payment therefor, any and all amounts for which such Indemnified Person believes in good faith that such Indemnified Person is entitled to indemnification under Section 11.2(a) with the approval of the Managers who are not seeking such indemnification, or if all Managers are seeking such indemnification, the Investment Advisor, which approval shall not be unreasonably withheld. The person granting such approval may, but shall not be required unless otherwise provided by applicable law, prior to approval require an opinion of counsel to be in effect that such Indemnified Person is likely to be entitled to indemnification. The Company shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received by the Company, and the Company's rights to repayment of such amounts shall be secured by the Indemnified Person's Interest in the Company, if any, or by such other security as the Managers, or if all Managers are seeking indemnification, the Investment Advisor may require. In the event that a final judicial (or binding arbitration) determination is made that the Company is not so obligated in respect of any amount paid by it to a particular Indemnified Person, such Indemnified Person will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Company is so obligated in respect to any amount not paid by the Company to a particular Indemnified Person, the Company will pay such amount to such Indemnified Person within sixty
(60) days of such final determination, in either case together with interest (at the lesser of (x) the Applicable Rate and (y) the maximum rate permitted by applicable law) from the date paid by the Company until repaid by the Indemnified Person or the date it was obligated to be paid by the Company until the date actually paid by the Company to the Indemnified Person.

                           (d) Any of the foregoing to the contrary
notwithstanding, in the event that an Indemnified Person is a party defendant in an action brought by a Majority in Interest of the Members (excluding for purposes of calculating such Majority in Interest the Indemnified Person), the Company shall not make such advances; provided, however, that in the event such Indemnified Person prevails in such action, such Indemnified Person shall be entitled to all rights afforded it under this Section 11.2.

                           (e) With respect to the liabilities of the Company,
all such liabilities:



                                (1) shall be liabilities of the Company as an
                entity, and shall be paid or otherwise satisfied from the Company's assets; and

                                (2) except to the extent otherwise required by
                law, shall not in any event be payable in whole or in part by any Member, Manager, Appropriate Officer or Investment Advisor, or by any director, officer, trustee, employee, agent, shareholder, beneficiary, member or partner of any of them.

                           (f) The Managers may cause the Company, at the
Company's expense, to purchase insurance to insure the Indemnified Persons against liability hereunder (including liability arising in connection with the operation of the Company), including, without limitation, for a breach or an alleged breach of their responsibilities hereunder.


                                   ARTICLE XII

                         COMPENSATION AND REIMBURSEMENT

                  12.1 Board of Managers. As compensation for services rendered to the Company, the Company will pay each Disinterested Manager the following amounts: $15,000 per year, plus $1,000 for each physical meeting attended and $125 for each telephonic meeting attended (subject to a cap of $500 per year for all telephonic meetings attended). In addition, the Company shall reimburse each Manager for all reasonable out-of-pocket expenses incurred by such Manager with respect to such Manager's attendance of meetings of the Board of Managers.

                  12.2 Distributor, Administrator and Other Persons. As compensation for services rendered to the Company or its Members, the Company will pay each distributor, administrator, transfer agent, custodian, accountant, attorney and other agent or independent contractor duly engaged by or on behalf of the Company to provide such services. The approval of any contract or agreement pursuant to which a Person serves as a principal underwriter to the Company shall be subject to the applicable requirements of the Investment Company Act.

                  12.3 Reimbursement for Company Expenses. The Company shall reimburse the Investment Advisor for Company Expenses incurred by the Investment Advisor and its affiliates in connection with the organization of the Company, the Company's offer and sale of Shares and Preferred Interests and the ongoing operations of the Company.


                                  ARTICLE XIII

                           DISSOLUTION AND TERMINATION

                  13.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

                           (a) the merger, consolidation, other business
combination, voluntary bankruptcy, liquidation or other dissolution of the Company, or the entering into of any agreement contemplating any of the foregoing;

                           (b) the sale or other disposition at any one time of
all or substantially all of the assets of the Company; and

                           (c) dissolution required by operation of law.

Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the assets of the Company have been distributed as provided in Section 13.2 and the certificate of formation of the Company has been canceled.

                  13.2 Liquidation. On dissolution of the Company, a liquidator (who shall be selected by the Board of Managers, if still constituted, and otherwise shall be a Person proposed and approved by a Majority in Interest of the Members) and who may be the Investment Advisor or any of its affiliates, shall cause to be prepared a statement setting forth the assets and liabilities of the Company as of the date of dissolution, and such statement shall be furnished to all of the Members. Then, those Company assets that the liquidator determines should be liquidated shall be liquidated as promptly as possible, but in an orderly and business-like manner to minimize loss. Assets that the liquidator determines to distribute in kind shall be so distributed in a manner consistent with applicable law. If the liquidator determines that an immediate sale at the time of liquidation of all or part of the Company assets would cause undue loss to the Members, the liquidator may, in order to avoid such loss, either defer liquidation and retain the assets for a reasonable time, or distribute the assets to the Members in kind. The liquidator shall then wind up the affairs of the Company and distribute the proceeds of the Company by the end of the calendar year of the liquidation (or, if later, within 90 days after the date of such liquidation) in the following order or priority:

                           (a) to the payment of the expenses of liquidation and
to creditors (including Members who are creditors, to the extent permitted by law) in satisfaction of liabilities of the Company other than liabilities for distributions to Members, in the order of priority as provided by law;

                           (b) to the setting up of any reserves that the
liquidator may deem necessary or appropriate for any anticipated obligations or contingencies of the Company or of the liquidator arising out of or in connection with the operation or business of the Company. Such reserves may be paid over by the liquidator to an escrow agent or trustee proposed and approved by the liquidator to be disbursed by such escrow agent or trustee in payment of any of the aforementioned obligations or contingencies and, if any balance remains at the expiration of such period as the liquidator shall deem advisable, to be distributed by such escrow agent or trustee in the manner hereinafter provided;

                           (c) to the Members or their legal representatives in
accordance with the positive balances in their respective Capital Accounts, as determined after taking into account all adjustments to Capital Accounts for all periods.

                  13.3 Termination. The liquidator shall comply with any requirements of the Act or other applicable law pertaining to the winding up of a limited liability company, at which time the Company shall stand terminated.


                                   ARTICLE XIV

                                   AMENDMENTS

                  14.1 Proposal of Amendments. Except as otherwise specified in this Agreement, any amendment to this Agreement may be proposed by any Manager, by the Investment Advisor or by Members who, in aggregate, own not less than 51% of the Shares owned by all such Members. The Person or Persons proposing such amendment shall submit to the Board of Managers: (i) the text of such amendment;
(ii) a statement of the purpose of such amendment; and (iii) in the case of an amendment so proposed by the Members (other than the Advisory Member), an opinion of counsel reasonably acceptable to the Managers obtained by the Members proposing such amendment to the effect that such amendment is permitted by the Investment Company Act, the Act and the laws of any other jurisdiction where the Company is qualified to do business, will not impair the limited liability of the Managers or Members, and will not adversely affect the classification of the Company as a partnership for federal and state income tax purposes. To the extent required by the Investment Company Act, the Board of Managers shall, within 40 days after receipt from Members of a proposal under clause (iii) of this Section 14.1 and the required opinion, give notification to all Members of such proposed amendment, of such statement of purpose, and of such opinion of counsel, together with the views, if any, of the Board of Managers and the Investment Advisor with respect to such proposed amendment.

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

All amendments validly proposed by Members pursuant to clause (iii) of this
Section 14.1 or proposed by Managers or the Investment Advisor but requiring the approval of Members shall be submitted to the Members for a vote no less than 10 days nor more than 90 days after the date of mailing of such notice and will be adopted if approved by an affirmative vote of a Majority in Interest of the Members, subject to the approval of any greater number of Members as may be required by applicable law.

                  14.2 Amendments to Be Adopted Solely by the Board of Managers. Subject to Section 14.3, the Board of Managers may, without the consent of any member may (i) amend any provision of this Agreement which requires any action to be taken by or on behalf of the Board of Managers or the Company pursuant to requirements of Delaware law if the provisions of Delaware law are amended, modified or revoked so that the taking of such action is no longer required,
(ii) take such action in light of changing regulatory conditions or of the then current ERISA regulations, as the case may be, as is necessary in order to permit the Company to continue in existence or otherwise to comply with such ERISA or other regulations, (iii) correct any clerical mistake or to correct or supplement any immaterial provision herein or in the Certificate which may be inconsistent with any other provision herein or therein, or correct any printing, stenographic or clerical errors or omissions, which shall not be inconsistent with the provisions of this Agreement or the status of the Company as a partnership for federal income tax purposes, and (iv) change the name of the Company.

                  14.3 Amendments Not Allowable. Unless approved by the Members affected thereby, no amendment to this Agreement shall be permitted if the effect of such amendment would be to:

                           (a) impair the limited liability of Members provided
for in Section 11.1; or

                           (b) adversely affect in any way the federal income
tax status of the Company as a partnership; or

                           (c) change the purpose, term, capital contribution,
allocation or distribution provisions of this Agreement.


                                   ARTICLE XV

                                POWER OF ATTORNEY

                  15.1 Power of Attorney. Each Member hereby irrevocably constitutes and appoints each Manager and each Appropriate Officer, and their respective designees, as such Member's true and lawful agents and attorneys-in-fact, with full power and authority in such Member's

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

name, place, and stead, to make, execute, acknowledge, deliver, file, and record the following documents and instruments in accordance with the other provisions of this Agreement;

                           (a) this Agreement and a certificate of formation, a
certificate of doing business under fictitious name and any other instrument that may be required to be filed in connection with the formation and operation of the Company under the laws of Delaware or any other state;

                           (b) any and all amendments, restatements,
cancellations, or modifications of the instruments described in Section 15.1(a);

                           (c) any and all instruments related to the admission,
removal, or withdrawal of any Member; and

                           (d) all documents and instruments that may be
necessary or appropriate to effect the dissolution and termination of the Company, pursuant to the terms hereof.

                  15.2 Irrevocability. The foregoing power of attorney is coupled with an interest and such grant shall be irrevocable. Such power of attorney shall survive the subsequent Incapacity of any such Member or the transfer of any or all of such Member's Shares or Preferred Interests.

                  15.3 Priority of Agreement. In the event of any conflict between provisions of this Agreement or any amendment hereto and any documents executed, acknowledged, sworn to, or filed by any Manager or Appropriate Officer under this power of attorney, this Agreement and its amendments shall govern.

                  15.4 Exercise of Power. This power of attorney may be exercised by any of Managers either by signing separately as attorney-in-fact for each such Manager or by a single signature of any Manager or Appropriate Officer acting as attorney-in-fact for all Managers.


                                   ARTICLE XVI

                                  MISCELLANEOUS

                  16.1 Certificate of Formation. On each subsequent change in the Company specified in the Act, the Managers shall, to the extent required by the Act, cause to be executed and acknowledged an amended certificate of formation pursuant to the provisions of the Act, which will be duly filed as prescribed by Delaware law.

                  16.2 Delaware Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted according to, the laws of Delaware.

                  16.3 Counterparts. This Agreement may be executed in counterparts, and all counterparts so executed shall constitute one agreement that shall be binding on all the parties hereto. Any counterpart of this Agreement that has attached to it separate signature pages which altogether contain the signatures of all Members or their attorneys-in-fact shall for all purposes be deemed a fully executed instrument.

                  16.4 Binding upon Successors and Assigns. Subject to and unless otherwise provided in this Agreement, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors, successors-in- title, heirs and assigns of the respective parties hereto.

                  16.5 Notices. Any notice, offer, consent, or demand permitted or required to be made under this Agreement to any party hereto shall be given in writing signed by the Person giving such notice either by (i) personal delivery or (ii) by registered or certified mail, postage prepaid, addressed to that party at the respective address shown on the Company's books and records, or to such other address as that party shall indicate by proper notice to the Board of Managers, in the same manner as provided above. All notices shall be deemed effective upon receipt or five days after the date of mailing in accordance with the above provisions.

                  16.6 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be effected thereby, but shall be enforced to the maximum extent possible under applicable law.

                  16.7 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject hereof and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

                  16.8 Headings, Etc. The headings in this Agreement are inserted for convenience of reference only and shall not affect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter genders shall include the masculine, the feminine and the neuter.

                  16.9 Legends. If certificates are issued evidencing a Member's Shares or Preferred Interests, each such certificate shall bear such legends as may be required by applicable federal and state laws, or as may be deemed necessary or appropriate by the Board of Managers to reflect restrictions upon transfer contemplated herein.

                  16.10 Waiver of Partition. Except as may otherwise be provided by law in connection with the winding up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company's property.

                  16.11 Survival of Certain Provisions. All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until the expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

                  16.12 Use of the Name "Fortress." Fortress has consented to the use by the Company of the identifying word or name "Fortress" in the name of the Company. Such consent is conditioned upon the employment of FIG Advisors LLC as the Investment Advisor to the Company. The name or identifying word "Fortress" may be used from time to time in other connections and for other purposes by Fortress, Fortress Investment Corp., Fortress Investment Group, LLC or their respective affiliates. Fortress may require the Company to cease using "Fortress" in the name of the Company if the Company ceases to employ, for any reason, FIG Advisors LLC, any successor thereto or any affiliate thereof as Investment Advisor of the Company.

                  16.13 Transaction Origination and Other Fees. All transaction, advisory, break- up, director's, origination and other similar fees earned in connection with the Company's investment activities will be property of the Company.

                                   Appendix A

                       Fundamental Investment Restrictions

         The Company's purpose as set forth in Section 2.4 hereof and the following investment restrictions are fundamental and cannot be changed without approval of a majority of the Managers and the approval of Majority in Interest of Members. If a percentage restriction on investment or use of assets set forth below is adhered to at the time a transaction is effected, later changes in percentage resulting from changing market values will not be considered a deviation from policy. Subject to the foregoing, the Company may not:

         (1) borrow money or issue senior securities except in compliance with the Investment Company Act;

         (2) make loans of money or property to any Person, except as may be consistent with the Company's investment objectives and policies;

         (3) underwrite the securities of other issuers, except to the extent that in connection with the disposition of portfolio securities or the sale of its own Shares, Preferred Interests or securities of its subsidiaries the Company may be deemed to be an underwriter;

         (4) purchase real estate or interests therein to the extent that as a result of such investments the Company would not be (a) an investment company by virtue of Section 3(c)(5)(C) of the Investment Company Act or (b) a regulated investment company under the Code;

         (5) purchase or sell commodities or commodity contracts for any purposes except as, and to the extent, permitted by applicable law without the Company becoming subject to registration with the Commodity Futures Trading Commission as a commodity pool; or

         (6) invest in excess of 25% of its capital in assets in any industry other than the real estate and real estate financial products industry, including mortgage loans and other Real Estate-Related Assets of the types described herein except that the Company may invest without limit in securities backed by the credit of the United States of America or agencies or instrumentalities thereof.

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


         IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of October 10, 2002.


                                       Advisory Member:

                                       FIG Advisors LLC

                                            /s/ Randal Nardone
                                       By:  _____________________________
                                            Name:  Randal Nardone
                                            Title: Chief Operating Officer


                                       Members:

                                       Aurora Cayman Limited, by Morgan
                                       Stanley Investments LP,
                                       its Investment Manager

                                            /s/ Cory S. Pulfrey
                                       By:  _____________________________
                                            Name:  Cory S. Pulfrey
                                            Title: Managing Director

                                       Morgan Stanley Private Markets Fund I LP

                                            /s/ Cory S. Pulfrey
                                       By:  _____________________________
                                            Name:  Cory S. Pulfrey
                                            Title: Authorized Signatory


                                       Weyerhauser Company Master Retirement
                                       Trust, by Morgan Stanley Investments
                                       LP, its Investment Manager

                                            /s/ Cory S. Pulfrey
                                       By:  _____________________________
                                            Name:  Cory S. Pulfrey
                                            Title: Managing Director


                                       Howard Hughes Medical Institute

                                            /s/ Mark A. Barnard
                                       By:  _____________________________
                                            Name:  Mark A. Barnard
                                            Title: Managing Director -
                                                   Private Investments

                                       53